EXHIBIT 10.24

AMENDMENT No. 1 TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

The Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C., dated May 19, 2011 (the “Amended and Restated LLC Agreement”), is hereby amended with this Amendment No. 1 (this “Amendment”), which is entered into as of November 8, 2011, by and among New Mountain Finance Corporation, a Delaware corporation (“New Mountain Finance”) and New Mountain Finance AIV Holdings Corporation, a Delaware corporation (“AIV Holdings”).

RECITALS

WHEREAS, Section 10.2 of the Amended and Restated LLC Agreement provides in relevant part that the Amended and Restated LLC Agreement may be amended by the written consent of the holders of common membership units of New Mountain Finance Holdings, L.L.C. (the “Common Membership Units”) representing a majority of all the Common Membership Units then outstanding; provided, however, that no amendment may adversely affect the rights of any holder of Common Membership Units without the consent of such holder if such amendment adversely affects the rights of such holder other than on a pro rata basis with other holders of Common Membership Units; provided, further, that any amendment to Schedule B pursuant to Section 4.12(c) of the Amended and Restated LLC Agreement will not be deemed to adversely affect the rights of any holder of Common Membership Units; and

WHEREAS, New Mountain Finance and AIV Holdings have each agreed to amend the Amended and Restated LLC Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the agreements and conditions contained herein, for good and valuable consideration, and intending to be legally bound hereby, New Mountain Finance and AIV Holdings agree as follows:

Section 1.               Definitions.  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated LLC Agreement.

Section 2.               Amendment to the Amended and Restated LLC Agreement.

(a)           The text of Section 4.5 of the Amended and Restated LLC Agreement shall be deleted and replaced with the following:

The Company shall pay, or cause to be paid, costs, fees, operating expenses and other expenses of the Company, New Mountain Finance and AIV Holdings (including, but not limited to, the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of personnel providing services to the Company, New Mountain Finance or AIV Holdings, and, with respect to New Mountain Finance only, any underwriter’s discount or other expenses paid or incurred in connection with the issuance of New Mountain Finance Securities and any claims for indemnification or advancement) incurred in pursuing and conducting, or otherwise related to, the business and activities, including intended business and activities, of the Company, New Mountain Finance and AIV Holdings, including (i) for any acquisitions, financing transactions or any other transactions, whether or not consummated, (ii) pursuant to the Administration Agreement and the Investment Management Agreement and (iii) pursuant to any indemnification agreements that the Company or New Mountain Finance may enter into from time to time; provided, however, that the Company shall not pay any costs, fees or expenses for any claims of indemnification or advancement to AIV Holdings.  For the avoidance of doubt, any costs, fees, operating expenses and other expenses incurred in connection with the Registration Rights Agreement shall be paid as specified therein.

(b)           The text of Section 6.6 of the Amended and Restated LLC Agreement shall be deleted and replaced with the following:

If and to the extent that payments of certain expenses by the Company constitute gross income of New Mountain Finance or AIV Holdings by reason of being treated as payments of expenses of New Mountain Finance or AIV Holdings, respectively, such amounts will constitute guaranteed payments within the meaning of Section 707(c) of the Code to New Mountain Finance or AIV Holdings, respectively, will be treated consistently therewith by the

Company and all Members, and will not be treated as distributions to New Mountain Finance or AIV Holdings, respectively, for purposes of computing the Members’ Capital Accounts.

Section 3.               Miscellaneous.

(a)           No Implied Amendments.  Except as specifically set forth in this Amendment, the Amended and Restated LLC Agreement shall remain in full force and effect and shall not be deemed to have been amended by this Amendment.

Counterparts and Signature.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  This Amendment may be executed by electronic transmission, including by facsimile or electronic mail, by each party hereto of a signed signature page hereof to the other party.

(b)           Governing Law.  This Amendment is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.

[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

NEW MOUNTAIN FINANCE CORPORATION

By:	/s/ Robert A. Hamwee
Name:	Robert A. Hamwee
Title:	Chief Executive Officer

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

By:	/s/ Robert A. Hamwee
Name:	Robert A. Hamwee
Title:	Chief Executive Officer

New Mountain Finance Holdings, L.L.C., a Delaware limited liability company, hereby agrees to be bound by, and abide by, all of the provisions set forth in this Agreement.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:	/s/ Paula Bosco
Name:	Paula Bosco
Title:	Secretary